Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies Holdings, Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting of DST Systems, Inc., which is incorporated by reference into SS&C Technologies Holdings, Inc.’s Current Report on Form 8-K dated April 3, 2018.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri

April 20, 2018